Exhibit 99.1

                                                                                                                                                             NEWS RELEASE

As previously announced, U.S. Cellular® will hold a teleconference on May 6, 2009, at 10:00 a.m. Chicago time. Interested parties may listen to the call live via the Internet by accessing the Conference Calls page of www.teldta.com or www.uscc.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations (312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS INCREASES IN SERVICE, DATA REVENUES
Service and data revenues increase 2 and 36 percent in the quarter

Note: Comparisons are year over year unless otherwise noted.

1Q 2009 Highlights

§	2 percent increase in service revenues, to $981.9 million.
§	36 percent increase in data revenues, to $157.0 million, representing 16 percent of service revenues.
§	1 percent increase in ARPU (average monthly service revenue per unit), to $52.54.
§	Postpay churn remained low at 1.5 percent; postpay customers comprised 95 percent of retail customers.
§	8 percent increase in cell sites in service, to 6,942, of which approximately 4,000 are company-owned.
§	Repurchased 367,000 common shares for $13.3 million to offset dilution from employee benefit plans.

CHICAGO – May 6, 2009 – United States Cellular Corporation [NYSE:USM] reported service revenues of $981.9 million for the first quarter of 2009, a 2 percent increase from $962.1 million in the comparable period one year ago. The company recorded operating income of $114.8 million, down from $119.0 million in the first quarter of 2008. Net income attributable to U.S. Cellular and related Diluted earnings per share were $84.6 million and $0.97, respectively, for the first quarter of 2009, compared to $70.6 million and $0.80, respectively, in the comparable period one year ago.

“We had solid gains in postpay customers, who are the cornerstone of our strategy,” said John E. Rooney, U.S. Cellular president and CEO. “These postpay customers make up 95 percent of U.S. Cellular’s retail base, and they are buying more of our smart phones and touchscreen phones, and using more of our data services.

“As a result,” added Rooney, “we had strong gains in data revenues and increased service revenues despite a loss in roaming revenues resulting from the acquisition of Alltel Corporation by Verizon Wireless. Also, U.S. Cellular has had 14 consecutive quarters of year-over-year ARPU growth. And, we kept churn low—a sign that our customer satisfaction strategy continues to be effective.

“To keep our product mix optimized, we rolled out new handsets in the quarter, and brought the HTC Touch Pro™ to our lineup in April,” continued Rooney. “Sales of all smartphones and premium devices, including our BlackBerry® and Windows Mobile® solutions, have nearly tripled year over year. As we expand our 3G network to more of our cell sites, we expect continued revenue growth in this area.

“We are committed to growing U.S. Cellular for the long term,” said Rooney, “and we have the sound strategy and dedicated associates to provide quality services and products and unmatched customer support. We recently received a seventh-consecutive award for call quality from J.D. Power and Associates. We’re proud of our network, and we’re proud to be a company our customers can believe in.”

Guidance

Guidance for the year ending Dec. 31, 2009 is as follows. Guidance is unchanged from Feb. 26, 2009. There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2009 guidance as of May 6, 2009 is as follows:

Net Retail Customer Additions	75,000 - 150,000
Service Revenues	$3,900 - $4,000 million
Operating Income(1)	$275 - $350 million
Depreciation, Amortization & Accretion(1)	Approx. $600 million
Capital Expenditures	Approx. $575 million

(1) Includes losses on disposals of assets.

The foregoing guidance represents the views of management as of May 6, 2009 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

Conference call information

U.S. Cellular will hold a conference call on May 6, 2009 at 10:00 a.m. Chicago time.

§	Access the live call online on the Conference Calls page of www.uscellular.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2189425
§	Access the call by phone at 800/706-9695 (US/Canada) and use conference ID #96977513.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.uscellular.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's fifth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to nearly 6.2 million customers in 26 states. The Chicago-based company employed approximately 8,800 full-time equivalent associates as of March 31, 2009. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the current credit crisis affecting financial markets, and its effects on the overall economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded the company's debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

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UNITED STATES CELLULAR CORPORATION
SUMMARY OPERATING DATA

Quarter Ended	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Total Population:
Consolidated markets (1)	83,726,000	83,014,000	82,875,000	82,875,000	82,846,000
Consolidated operating markets (1)	46,306,000	46,009,000	45,493,000	45,493,000	45,262,000
All customers:
Total at end of period	6,243,000	6,196,000	6,176,000	6,194,000	6,175,000
Gross additions	404,000	395,000	367,000	365,000	408,000
Net additions (losses)	47,000	20,000	(18,000)	16,000	73,000
Market penetration at end of period:
Consolidated markets (2)	7.5%	7.5%	7.5%	7.5%	7.5%
Consolidated operating markets (2)	13.5%	13.5%	13.6%	13.6%	13.6%
Retail customers:
Total at end of period	5,770,000	5,707,000	5,674,000	5,677,000	5,640,000
Gross additions	366,000	352,000	325,000	318,000	360,000
Net postpay additions	60,000	41,000	12,000	33,000	72,000
Net prepay additions (losses)	3,000	(8,000)	(15,000)	1,000	13,000

Cell sites in service	6,942	6,877	6,716	6,596	6,452
Average monthly revenue per unit (3)	$52.54	$52.71	$54.59	$53.27	$52.24
Retail service revenue per unit (3) (5)	$46.78	$46.43	$46.97	$46.53	$46.18
Inbound roaming revenue per unit (3) (5)	$3.21	$4.25	$5.03	$4.54	$3.95
Other revenue per unit (3) (5)	$2.55	$2.03	$2.59	$2.20	$2.11
Postpay churn rate (4)	1.5%	1.6%	1.6%	1.4%	1.4%
Construction expenditures (000s)	$137,700	$190,000	$146,100	$137,800	$111,700

(1)	“Total population of consolidated markets” and “Total population of consolidated operating markets” are used only for the purposes of calculating market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).
(2)	Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues (000s)	$981,874	$976,952	$1,013,928	$987,352	$962,094
Components:
Retail service revenue (000s)	874,098	860,503	872,397	862,392	850,470
Inbound roaming revenue (000s)	60,057	78,768	93,472	84,201	72,755
Other revenue (000s)	47,719	37,681	48,059	40,759	38,869

Divided by average customers (000s)	6,229	6,178	6,191	6,178	6,139
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$52.54	$52.71	$54.59	$53.27	$52.24
Retail service revenue per unit	$46.78	$46.43	$46.97	$46.53	$46.18
Inbound roaming revenue per unit	$3.21	$4.25	$5.03	$4.54	$3.95
Other revenue per unit	$2.55	$2.03	$2.59	$2.20	$2.11

(4)	Postpay churn rate is calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Long-distance revenue was reclassified in the fourth quarter of 2008 from Long-distance/Other revenue to Retail service revenue and Inbound roaming revenue. Previous quarters have been adjusted to reflect this change.

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United States Cellular Corporation
Consolidated Statement of Operations Highlights
Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2009	2008	Amount	Percent
Operating revenues
Service	$981,874	$962,094	$19,780	2%
Equipment sales	70,890	75,762	(4,872)	(6%)
Total operating revenues	1,052,764	1,037,856	14,908	1%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	200,003	191,016	8,987	5%
Cost of equipment sold	185,701	178,045	7,656	4%
Selling, general and administrative	412,448	403,626	8,822	2%
Depreciation, amortization and accretion	137,651	142,530	(4,879)	(3%)
Loss on asset disposals, net	2,191	3,673	(1,482)	(40%)
Total operating expenses	937,994	918,890	19,104	2%

Operating income	114,770	118,966	(4,196)	(4%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,327	21,235	4,092	19%
Interest and dividend income	477	1,905	(1,428)	(75%)
Interest expense	(19,022)	(20,115)	1,093	5%
Other, net	280	118	162	N/M
Total investment and other income (expense)	7,062	3,143	3,919	N/M

Income before income taxes	121,832	122,109	(277)	---
Income tax expense	31,232	47,540	(16,308)	(34%)

Net income	90,600	74,569	16,031	21%
Less: Net income attributable to noncontrolling interests, net of tax	(6,008)	(4,012)	(1,996)	(50%)
Net income attributable to U.S. Cellular	$84,592	$70,557	$14,035	20%

Basic weighted average shares outstanding	87,196	87,571	(375)	---
Basic earnings per share attributable to U.S. Cellular shareholders	$0.97	$0.81	$0.16	20%

Diluted weighted average shares outstanding	87,446	88,064	(618)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.97	$0.80	$0.17	21%

N/M - Percentage change not meaningful

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United State Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	$191,797	$170,996
Accounts receivable from customers and other	414,383	419,619
Inventory	108,051	116,564
Prepaid income taxes	---	22,515
Prepaid expenses	57,766	51,645
Net deferred income tax asset	19,481	19,481
Other current assets	8,283	14,227
	799,761	815,047

Investments
Licenses	1,445,665	1,433,415
Goodwill	494,737	494,279
Customer lists	7,656	8,936
Investments in unconsolidated entities	175,571	156,637
Notes and interest receivable – long-term	4,265	4,297
	2,127,894	2,097,564

Property, plant and equipment
In service and under construction	5,527,778	5,884,383
Less: accumulated depreciation	2,904,973	3,264,007
	2,622,805	2,620,376

Other assets and deferred charges	69,495	33,055

Total assets	$5,619,955	$5,566,042

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United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS' EQUITY

	March 31,	December 31,
	2009	2008
Current liabilities
Current portion of long-term debt	$10,086	$10,258
Accounts payable
Affiliated	7,255	9,613
Trade	218,031	248,785
Customer deposits and deferred revenues	149,690	151,082
Accrued taxes	34,729	17,643
Accrued compensation	43,202	55,969
Other current liabilities	106,858	108,533
	569,851	601,883

Deferred liabilities and credits
Net deferred income tax liability	481,196	478,106
Other deferred liabilities and credits	236,478	233,619
	717,674	711,725

Long-term debt	997,534	996,636

Commitments and contingencies

Noncontrolling interests with redemption features	612	589

Equity
U.S. Cellular shareholders' equity
Common Shares, par value $1 per share	55,068	55,068
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,343,599	1,340,146
Treasury shares	(61,835)	(50,258)
Retained earnings	1,911,995	1,828,680
Total U.S. Cellular shareholders' equity	3,281,833	3,206,642

Noncontrolling interests	52,451	48,567

Total equity	3,334,284	3,255,209

Total liabilities and equity	$5,619,955	$5,566,042

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United States Cellular Corporation
Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2009	2008
Cash flows from operating activities
Net income	$90,600	$74,569
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	137,651	142,530
Bad debts expense	18,704	17,962
Stock-based compensation expense	2,964	1,773
Deferred income taxes, net	1,673	15,926
Equity in earnings of unconsolidated entities	(25,327)	(21,235)
Distributions from unconsolidated entities	5,908	6,933
Loss on asset disposals, net	2,191	3,673
Excess tax benefit from stock awards	(3)	(764)
Other noncash expense	443	443
Changes in assets and liabilities from operations
Accounts receivable	(13,468)	(8,615)
Inventory	7,204	(13,697)
Accounts payable - trade	(30,754)	(2,418)
Accounts payable - affiliate	(2,358)	(117)
Customer deposits and deferred revenues	(1,392)	6,515
Accrued taxes	39,591	32,949
Accrued interest	9,337	9,337
Other assets and liabilities	(57,402)	(35,967)
	185,562	229,797
Cash flows from investing activities
Additions to property, plant and equipment	(137,741)	(111,690)
Cash received from divestitures	---	6,838
Cash paid for acquisitions and licenses	(12,127)	(102,000)
Other investing activities	240	239
	(149,628)	(206,613)
Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	356	(2,526)
Common shares repurchased	(13,291)	(6,201)
Excess tax benefit from stock awards	3	764
Distributions to noncontrolling interests	(2,101)	(3,231)
Other financing activities	(100)	(48)
	(15,133)	(11,242)

Net increase (decrease) in cash and cash equivalents	20,801	11,942

Cash and cash equivalents
Beginning of period	170,996	204,533
End of period	$191,797	$216,475

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